Exhibit 99.906Cert

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended September 30, 2025 of ALPS Series Trust (the “Company”).

I, Lucas Foss, the President and Principal Executive Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lucas Foss
Lucas Foss
President (Principal Executive Officer)

Date:	December 5, 2025

Exhibit 99.906Cert

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended September 30, 2025 of ALPS Series Trust (the “Company”).

I, Jill McFate, Treasurer and Principal Financial Officer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jill McFate
Jill McFate
Treasurer (Principal Financial Officer)

Date:	December 5, 2025